Exhibit 99.2
BELL MICROPRODUCTS INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE DATE:
JULY 1, 2002
Amended November 13, 2007

BELL MICROPRODUCTS INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     This Supplemental Executive Retirement Plan (the “Plan”) is adopted effective July 1, 2002. The Plan is intended to promote the best interests of Bell Microproducts Inc. (the “Company”) by enabling the Company to recruit and retain high talent executives.
SECTION 1
DEFINITIONS
     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise. The following definitions shall govern the Plan:
     1.1     “Board of Directors” or “Board” means the Board of Directors of the Company.
     1.2     “Change of Control” means the occurrence of any of the following events:
          (a)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
          (b)     A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
          (c)     The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company assets.
     1.3     “Code” means the U.S. Internal Revenue Code of 1986, as amended.

     1.4     “Committee” means the administrative committee, made up of at least three individuals, appointed by the Board to administer the Plan.
     1.5     “Disability” means a mental or physical condition that satisfies the definition of disability contained in the Company’s Long Term Disability Plan and would make an individual eligible for benefits under such Long Term Disability Plan if the individual participated in the Company’s Long Term Disability Plan.
     1.6     “Early Retirement Age” means age 60 unless defined differently in the Participant’s Participation Agreement. In this regard, the Participant Agreement shall control.
     1.7     “Effective Date” means July 1, 2002.
     1.8     “Eligible Employee” means an employee who satisfies the requirements of Section 2.
     1.9     “Normal Retirement Age” means age 65 unless defined differently in the Participant’s Participation Agreement. In this regard, the Participant Agreement shall control.
     1.10     “Participant” means an Eligible Employee who is participating in the Plan after satisfying the requirements of Section 2. If a surviving spouse of a deceased Participant is entitled to a benefit under Section 3.5, the term Participant shall also include such surviving spouse until all such benefits have been paid.
     1.11     “Participation Agreement” means the agreement that the Company and Participant will execute upon the Participant’s notification of eligibility under the Plan. The Participation Agreement will include the amount of the Normal Retirement Benefit to be paid under the terms of the Plan, the vesting schedule to be applied to the benefit, and such other terms as are agreed to by the Board and the Participant.
     1.12     “Plan” shall mean this Bell Microproducts Inc. Supplemental Executive Retirement Plan, as it may be amended from time to time.
     1.13     “Plan Year” means the 12-month period commencing on January 1 and ending on December 31, provided, however, that the first Plan Year shall be the period beginning on the Effective Date and ending on December 31.
SECTION 2
ELIGIBILITY
     2.1     “Eligible Employees”. Eligibility for participation in the Plan shall be limited to employees of the Company who are designated as eligible to participate by the Board, provided however that only highly compensated or key management employees shall be considered for eligibility. Individuals who are chosen to participate shall be notified by the CEO or other proper officer of the Company as to their eligibility to participate in the Plan.
     2.2     “Commencement of Participation”. After being notified of their eligibility under the Plan, Eligible Employees shall begin participation upon execution of a Participation Agreement.

     2.3     “Termination of Participation” Upon termination of employment, a Participant shall remain an active Participant in the Plan until all of the benefits to which he or she is entitled hereunder have been paid in full. If a Participant terminates employment with no vested benefits under the Plan, his status as a Participant shall end as of the Participant’s termination date.
SECTION 3
PLAN BENEFITS
     3.1     Vesting. A Participant shall have a vested and nonforfeitable right to receive benefits as provided under the Participation Agreement, provided however, that the following events shall cause a Participant to become fully vested in such benefits:
(a) Attainment of Early Retirement Age,
(b) Change of Control,
(c) Disability, or
(d) Death
     3.2     Termination Prior to Vesting. A Participant whose employment terminates for any reason, either voluntarily or involuntarily, prior to being vested under paragraph 3.1 or under the terms of the Participation Agreement, shall not be entitled to receive a benefit under this Plan.
     3.3     Normal Retirement Benefit. A vested Participant who terminates employment on or after his Normal Retirement Age shall be entitled to receive a monthly retirement benefit under the Plan as provided under the Participation Agreement. For purposes of the timing of commencement of normal retirement benefits, a vested Participant shall be considered to have terminated employment as of the date that is thirty (30) days after the date such Participant’s regular level of employment falls to less than fifty percent (50%) of the average level of bona fide services such Participant performed during the thirty-six (36) months immediately preceding the start of such thirty (30) days. The normal form of benefit shall be a single life annuity. The Committee may allow the Participant to elect a joint and survivor form of benefit. Such benefit shall be adjusted to be actuarially equivalent to the normal form of benefit. For such election to be effective, it must be selected in writing prior to the Participant’s termination of employment and must comply with such other rules as the Committee may establish from time to time. The amount of each Participant’s benefit shall be determined by the Board and shall be included in the Participation Agreement entered into by the Participant and the Company. The first payment shall be due by the 15th day of the month after the Participant’s termination of employment, except that if at the time of termination of employment (other than for death), the Participant is a “specified employee” for purposes of Section 409A of the Code, then payments that would otherwise be paid during the six (6) months following termination of employment shall be cumulated and paid on the 15th day of the seventh month after termination of the Participant’s employment. Thereafter, benefits shall be paid by the 15th of each month.
     3.4     Early Retirement Benefit. A vested Participant who terminates employment on or after his Early Retirement Age, but prior to his Normal Retirement Age, shall be entitled to receive a monthly benefit equal to the Participant’s Normal Retirement Benefit, reduced to reflect the earlier payment of the benefit.

Such reduction shall be stated in the Participation Agreement and shall be a percentage of the benefit for each full or partial year Participant receives benefits prior to the Participant’s Normal Retirement Age. The normal form of benefit shall be a single life annuity. The Committee may allow the Participant to elect a joint and survivor form of benefit. Such benefit shall be adjusted to be actuarially equivalent to the normal form of benefit. For such election to be effective, it must be selected in writing prior to the Participant’s termination of employment and must comply with such other rules as the Committee may establish from time to time. The first payment shall be due by the 15th day of the month after the Participant’s termination of employment, except that if at the time of termination of employment (other than for death), the Participant is a “specified employee” for purposes of Section 409A of the Code, then payments that would otherwise be paid during the six (6) months following termination of employment shall be cumulated and paid on the 15th day of the seventh month after termination of the Participant’s employment. Thereafter, benefits shall be paid by the 15th of each month.
3.5     Spousal Survivor Benefit.
          (a)     If a Participant dies while employed by the Company and is not vested under the Plan, no spousal benefit shall be payable hereunder.
          (b)     If a Participant dies while employed by the Company, is married at the time of death and is vested under the Plan at the time of death, the Participant’s spouse shall be entitled to receive a spousal benefit equal to fifty percent (50%) of the benefit the Participant would have received under a joint and survivor annuity had the Participant retired on his date of death and elected such a form of benefit. The first payment shall be due by the 15th day of the month following the Participant’s date of death, and shall continue on the 15th day of each month thereafter for a period of five (5) years from the Participant’s date of death or until the surviving spouse’s date of death, whichever occurs sooner.
          (c)     If a Participant dies while receiving an Early Retirement Benefit or a Normal Retirement Benefit under the Plan and the Participant has elected an actuarially equivalent survivor benefit form, the remaining payments under such elected form of benefit shall be payable to the Participant’s spouse. If the Participant has not elected an actuarially equivalent survivor benefit form or is not married on the date of his death, no further benefits shall be paid.
     3.6     Disability Benefit. In the event a Participant terminates employment as a result of a Disability, prior to such Participant’s Early or Normal Retirement date, such Participant shall receive, upon attainment of his or her Early Retirement Age, an Early Retirement Benefit, under Section 3.4.
     3.7     Change of Control. If Participant’s employment is terminated as a result of an involuntary termination for other than cause within twelve (12) months following a Change of Control, the Participant shall be entitled to receive the Normal Retirement Benefit under Section 3.3 beginning on the later of the Participant’s Early Retirement Age or the date of Participant’s termination of employment. Such benefit shall not be subject to the reductions for early retirement set out in Section 3.4.
     3.8     Tax Withholding. All payments under this Plan shall be subject to all applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable thereto.

     3.9     Payment to Guardian. If a Plan benefit is payable to a person declared incompetent or to a person incapable of handling the disposition of the benefit, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such incompetent or person. The Committee may require proof of incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company and Board with respect to such benefits.
     3.10     Forfeiture or Suspension of Benefits Notwithstanding any other provision of this Plan to the contrary, benefits under this Plan shall be forfeited or suspended as follows:
          (a)     No benefits shall be paid if the Participant is discharged from the Company for cause. For the purposes of this Plan, “for cause” is defined the same as defined in Participant’s “Executive Employment Agreement” (in effect with the Company as of such Participant’s date of Commencement of Participation).
          (b)     No benefits shall be paid if the Participant commits suicide within the two years after the Participant becomes eligible to participate in the Plan. For the purposes of this Plan, the cause of a Participant’s death will be determined by the cause of death shown on the death certificate.
          (c)     No benefits shall be paid to a Participant who terminates from the Company and thereafter accepts employment that is competitive to the Company. The determination that employment is competitive to the Company shall be made by the Committee in its sole discretion. For the purposes of this Plan, “competitive” is defined the same as defined in the Participant’s Executive Employment Agreement.
SECTION 4
ADMINISTRATION
     4.1     Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.
     4.2     Delegation of Administration. The Committee may from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.
     4.3     Administration Procedures. The Committee may from time to time establish rules and regulations for the administration of the Plan.
     4.4     Binding Effect of Committee Decisions. All determinations of the Committee shall be binding on all parties. In construing or applying the provisions of the Plan, the Company shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, whether or not any question or dispute has arisen as to any distribution from the Plan.

SECTION 5
CLAIMS PROCEDURE
     5.1     Claim Denial Procedure. If a claim for benefits under the Plan is denied in whole or in part, the claimant will be notified by the Committee within sixty (60) days of the date the claim is delivered to the Committee. A claim that is not acted upon within sixty (60) days may be deemed by the claimant to have been denied. The notification will be written in understandable language and will state:
          (a)     Specific reasons for denial of the claim;
          (b)     Specific references to Plan provisions on which the denial is based;
          (c)     A description (if appropriate) of any additional material or information necessary for the claimant to perfect the claim and which such material or information is necessary; and
          (d)     An explanation of the Plan’s review procedure.
     5.2     Time Limit for Claim Submission. No claim shall be valid unless it is submitted within 60 days following the receipt of the disputed Plan benefit or the denial of a Plan benefit.
     5.3     Review of Claims Denials. Within 60 days after a claim has been denied, or deemed denied, the claimant or his or her authorized representative may make a request for a review by submitting to the Committee a written statement requesting a review of the denial of the claim, setting forth all of the grounds upon which the request for review is based and any facts in the support thereof, and setting forth any issues or comments which the claimant deems relevant to the claim. The claimant may review pertinent documents relating to the denial. The Committee shall make a decision of review within 60 days after the receipt of the claimant’s request for review or receipt of all additional materials reasonably requested by the Committee from the claimant, unless an extension of time for processing a review is required, in which case the claimant will be notified and a decision will be made within 120 days of receipt of the request for review. The decision will be in writing, and in understandable language. It will give specific references to the Plan provisions on which the decision is based. The decision of the Committee on review shall be final and conclusive upon all persons if supported by substantial evidence.
     5.4     Notice Periods and Legal Action. The Company shall inform the claimant in writing, in a timely fashion, of any time limits with respect to filing claims, requests, denials, notices or decisions hereunder. If a claimant fails to give proper notice or otherwise comply with the rules and procedures set forth under Section 5, such claimant shall be barred from any further legal action, including arbitration proceedings, to contest any determination made under the Plan with respect to benefits.
     5.5     Interpretation. The provisions under Section 5 shall be interpreted in a manner that is consistent with 29 C.F.R. § 2560.503-1, as amended from time to time.
SECTION 6
MISCELLANEOUS
     6.1 Nontransferability. The interest of any Participant or beneficiary under this Plan shall not be transferred or transferable, voluntarily or by operation of law, by assignment, anticipation, hypothecation, pledge or other encumbrance, or by garnishment, attachment, levy, seizure or other execution, or by insolvency, receivership, bankruptcy or other debtor proceeding.
     6.2     Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. No Employee or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of this Plan, or for any other reason, or have any right to receive any distributions under the Plan except as and to the extent expressly provided under the Plan. Employees are general creditors of the Company with regard to the amounts owed pursuant to the Plan.
     6.3     Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives and all other persons claiming any right or interest in the Plan. As provided in Section 4.4 above, the determination of the Committee as to the application of the terms of the Plan shall be final, binding and conclusive on all persons.
     6.4     No Rights as Employee. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company as an employee. Participant’s employment with the Company is and shall continue to be at will, as defined under applicable law.
     6.5     Reimbursement of Costs. If the Company, Participant or a successor in interest to either of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party’s costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.
     6.6     Applicable Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.
     6.7     Entire Agreement. This Plan and any applicable enrollment forms constitute the entire understanding and agreement with respect to the Plan, and there are no agreements, understandings, restrictions, representations or warranties among Employee and the Company other than those as set forth or provided for therein.
     6.8     Trusts. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of Plan benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors and shall be located within the United States of America to the extent then required to prevent treatment as a transfer of property for purposes of Section 409A of the Code. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.
     6.9     Termination or Amendment of Plan.

          (a)     This Plan may be amended by the Company at any time in its sole discretion by resolution of its Board; provided however that no amendment may reduce a previously accrued benefit or delay the time at which benefits shall be paid to a Participant pursuant to the Plan.
          (b)     The Company reserves the right to terminate the Plan in its entirety at any time provided that such termination shall not occur (except in accordance with the regulations promulgated under Section 409A of the Code) in connection with a decline in the Company’s “financial health” as determined under regulations promulgated under Section 409A of the Code. If the Plan is terminated, all Participants shall become fully vested in the Normal Retirement Benefit to which they would be entitled under the applicable Participation Agreement. The present value of such benefits, using reasonable actuarial assumptions, and assuming that such benefit would be payable beginning at the later of the Participant’s Early Retirement Age or the Participant’s current age, shall be paid in a lump sum to Participants within sixty (60) days after the first anniversary of the date of completion of all necessary actions for termination of the Plan, except that payments that would have been made pursuant to the Plan, but for its termination may be paid out and reduce the lump sum amount to Participants and beneficiaries as provided under the Plan. At the time the Plan is terminated the Company shall also terminate all other agreements, methods, programs, and other arrangements sponsored by the service recipient that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under Treas. Reg. Sec. 1.409A-1(c) in accordance with Treas. Reg. Sec. 1.409A-3(j)(ix)(C).
     6.10     Corporate Owned Life Insurance. The Company may purchase and own such life insurance as it chooses on the life of any Participant. Such policies shall be corporate assets and no Participant, nor his beneficiaries, heirs, assigns, personal representative or estate, shall have any right to or interest in any such policy or the proceeds payable thereunder on his death. On death of the Participant, the proceeds of any such policy shall be payable solely to the Company.
     6.11     Medical Underwriting. As a condition of becoming a Plan Participant, each Eligible Employee shall undertake certain medical underwriting requirements as requested by the Company. The cost of such underwriting shall be borne by the Company. The specific results of such medical underwriting shall remain confidential among the Participant, the insurance carrier and the Company.
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     IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company effective as of November 13, 2007.

BELL MICROPRODUCTS INC.

By:	/s/ Richard J. Jacquet
Title:	Senior Vice President, Human Resources